Exhibit 4.6
RIGHTS CERTIFICATE #:                                                  NUMBER OF RIGHTS:
THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED ______________ (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE.  COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM CONTINENTAL STOCK TRANSFER & TRUST COMPANY, THE SUBSCRIPTION AGENT.
TRINITY CAPITAL CORPORATION
INCORPORATED UNDER THE LAWS OF NEW MEXICO

RIGHTS CERTIFICATE
EVIDENCING NON-TRANSFERABLE RIGHTS TO PURCHASE SHARES OF COMMON STOCK
SUBSCRIPTION PRICE: $4.75 PER SHARE
VOID IF NOT EXERCISED ON OR BEFORE THE RIGHTS EXPIRATION DATE (AS SET FORTH IN THE PROSPECTUS)

Evidencing Subscription Rights, each to Purchase one (1) Share of Common Stock of Trinity Capital Corporation at Subscription Price: $4.75 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN DAYLIGHT TIME, ON ___________________, UNLESS EXTENDED BY THE COMPANY. THIS CERTIFIES THAT

The registered owner whose name is inscribed hereon is the owner of the number of subscription rights ("Rights") set forth on the face of this Rights Certificate. Each whole Right entitles the holder thereof, or its assigns, to subscribe for and purchase one (1) share of common stock, no par value per share (the "Shares") of Trinity Capital Corporation, a New Mexico corporation (the "Company"), at a subscription price of $4.75 per Share (the "Basic Subscription Right"), pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus and the "Instructions as to the Use of Trinity Capital Corporation Rights Certificates" accompanying this Rights Certificate. The Rights expire at 5:00 p.m. on _________________, unless extended. If any Shares available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right or pursuant to the directed share program described in the Prospectus (the "Excess Shares"), any Rights holder that exercises its Basic Subscription Right in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to allocation and proration, as described in the Prospectus (the "Over-Subscription Privilege"). The Company has implemented a limitation upon the subscription rights in the Over-Subscription Privilege which may be exercised by each subscriber in the Rights Offering. By signing the subscription Form of Election to Purchase, the subscriber agrees that:

•
the subscriber shall not have the right to purchase in the Over-Subscription Privilege a number of shares that would cause the subscriber to own in excess of 4.9% of the outstanding shares of voting common stock of the Company immediately after the closing of the offerings, and

•	the Company shall have the right to instruct the Subscription Agent to reduce the amount of any over-subscription exercise in its sole discretion.

The Rights represented by this Rights Certificate may be exercised by completing the Form of Election to Purchase on the reverse side hereof and by returning the full payment of the subscription price for each Share in accordance with the "Instructions as to the Use of Trinity Capital Corporation Rights Certificates" that accompanies this Rights Certificate. The Rights evidenced by this Rights Certificate may not be transferred or sold.

This Rights Certificate is not valid unless countersigned by the transfer agent and registered by the registrar.
Dated: ______________
WITNESS the facsimile signature of a duly authorized officer of _____________
_________________________, COUNTERSIGNED AND REGISTERED CONTINENTAL STOCK TRANSFER & TRUST COMPANY
                              By: By: ___________________________________________

FORM OF ELECTION TO PURCHASE

Delivery other than in the manner or to the address listed below will not constitute valid delivery.  If delivering by mail, hand or overnight courier:

Continental Stock Transfer & Trust Company
1 State Street Plaza—30th Floor
New York, NY 10004
Attn: Corporate Actions Department

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1 – EXERCISE OF SUBSCRIPTION RIGHTS

The registered holder of this Rights Certificate is entitled to exercise the number of Rights shown in the upper right hand corner of the Rights Certificate and may subscribe for additional shares of common stock of Trinity Capital Corporation pursuant to the Over-Subscription Privilege upon the terms and conditions specified in the Prospectus. The undersigned hereby notifies the Subscription Agent of its irrevocable election to subscribe for shares of common stock in the following amounts:  To subscribe for shares of common stock pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign below. To subscribe for shares of common stock pursuant to your Over-Subscription Privilege, please also complete line (b).

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:    I subscribe for ____________ (No. of shares of common stock) x $4.75 (Subscription Price) = $_____________ (Payment)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE:   If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares of common stock pursuant to your Over-Subscription Privilege:    I subscribe for ____________ (No. of shares of common stock) x $4.75 (Subscription Price) = $_____________ (Payment)

(c) Total Amount of Payment Enclosed $_______________

METHOD OF PAYMENT (check one):
☐ Cashier's Check or Check on a U.S. Bank payable to "Continental Stock Transfer and Trust Co. as Subscription Agent"
☐Wire Transfer of immediately available funds directly to the account, maintained by Continental Stock Transfer & Trust Company, as Subscription Agent, for purposes of accepting subscription in the rights offering at JP Morgan Chase Bank ABA: 021000021, Account xxxxxxxx, Account Name: Continental Stock Transfer and Trust as agent for Trinity Capital Corporation.
The Company has implemented a limitation upon the subscription rights in the over-subscription privilege which may be exercised by the subscribers in the rights offering.  As a condition to the rights offering, and by signing the Election To Purchase, the subscriber understands and agrees that: (i) the subscriber shall not have the right to purchase in the Over-Subscription Privilege a number of shares that would cause the subscriber to own in excess of 4.9% of the outstanding shares of voting common stock of the Company immediately after the closing of the offerings, and the Company shall have the right to instruct the Subscription Agent to reduce the amount of any over-subscription exercise in its sole discretion.

FORM 2 — DELIVERY TO DIFFERENT ADDRESS
If you wish for the Common Stock underlying your Rights to be delivered to an address different from that shown on the face of this Non-Transferable Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3 - SIGNATURE(S)

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the rights offering and I hereby irrevocably subscribe for the number of shares indicated under Form 1 above on the terms and conditions specified in the Prospectus.  This Form 3 must be signed by the registered holder(s) exactly as their name(s) appear(s) on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

Signature(s) of Subscriber(s)	Signature(s) of Subscriber(s)
Date:	Daytime Telephone Number:

IMPORTANT: the signature(s) must correspond with the name(s) as printed on the reverse of this non-transferable subscription certificate in every particular, without alteration or enlargement or any other change whatsoever.

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the instructions.

Name(s): ________________________________________________________

Capacity (Full Title): ________________________________________________

FORM 4 - SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed:		By:
	(Name of Bank or Firm)		(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF NON-TRANSFERRABLE RIGHTS CERTIFICATES CONSULT CONTINENTAL STOCK TRANSFER & TRUST CO, THE INFORMATION AGENT, AT (917) 262-2378. THE RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON ___________________________, AND THIS NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE IS VOID THEREAFTER.